EXHIBIT 99.1

      interactive technology solutions

FOR IMMEDIATE RELEASE

Bridgeline Reports Financial Results for
the First Quarter of Fiscal 2010

Woburn, MA, February 16, 2010 - Bridgeline Software, Inc. (NASDAQ: BLSW), a developer of SaaS-based web application management software and award-winning interactive technology solutions, today announced financial results for its first quarter of fiscal December 31, 2010.

Highlights from the first quarter of fiscal 2010 include:

•	Bridgeline has 651 customers, of which 491 or 75% of these customers paid a monthly subscription fee or a monthly managed service fee.

•
Annualized recurring revenue, exclusive of managed service hosting, was $1.2 million for the three months ended December 31, 2009, compared with $1.1 million for the same period one year ago, an increase of 8%.

•	Non-GAAP adjusted net income of $416 thousand and non-GAAP adjusted earnings per diluted share of $.04 for the quarter ended December 31, 2009.

•	Income from operations of $242 thousand, net income of $220 thousand and earnings per diluted share of $.02 for the quarter ended December 31, 2009.

•
Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization) and before stock compensation of $688 thousand and Adjusted EBITDA per diluted share of $.06 for the quarter ended December 31, 2009.

•	A balance sheet as of December 31, 2009 with total assets of $25.4 million and only $5.2 million in total liabilities.

“While our pipeline remains very strong, over the past months we have seen the ongoing macroeconomic uncertainties cause some of our customers to delay their planned spending, “stated Thomas Massie, Chairman and Chief Executive Officer of Bridgeline.“  In addition, we have been exclusively focusing our marketing and new business development efforts towards iAPPS based solutions. This has been a rapidly growing area of our business that to date has had tremendous customer traction and we believe has the potential to drive very strong profitability for Bridgeline.”

Recurring Revenue Trends

Of Bridgeline’s 651 customers as of December 31, 2009, 491 or 75% paid either a monthly subscription license fee or a managed service fee.  Bridgeline’s retention rate of recurring revenue customers for the three months ended December 31, 2009 was 72%.

On an annualized basis, recurring revenue for the quarter ended December 31, 2009, was $3.2 million, compared with annualized recurring revenue of $3.4 million for the same period of the prior year. Annualized recurring revenue is derived by multiplying the actual results for the quarter by four.

	Three Months Ended December 31
	2009	2008
Annualized Recurring Revenue	$3,155,000	$3,435,000
Year over Year Change %	(8%)
Retention Rate	72%

Annualized recurring revenue, exclusive of managed service hosting, was $1.2 million for the three months ended December 31, 2009, compared with $1.1 million for the same period one year ago, an increase of 8%.

Results of Operations for the Three Months Ended December 31, 2009, Compared to the Three Months Ended December 31, 2008

For the three months ended December 31, 2009, our revenue was $5.5 million compared with $6.5 million for the same period of 2008, a decrease of 15%.  Gross profit was $3 million compared with $3.6 million for the same period of 2008, representing a decrease of 15%.  Gross profit margins were 55.5% compared with 55.2% for the same period of 2008. Income from operations was $242 thousand compared with $187 thousand for the same period of 2008.  Net income for the three month period increased to $220 thousand from $165 thousand in the same period of 2008.  Earnings per diluted share was $.02 for both three month periods. Non-GAAP adjusted net income was $416 thousand and non-GAAP adjusted earnings per diluted share was $.04 in for the three months ended December 31, 2009, compared with $492 thousand and $.05 for the corresponding period of 2008

For further information, please refer to our annual report on Form 10-Q for the three months ended December 31, 2009 as filed with the Securities and Exchange Commission.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, impairment charges, amortization of intangible assets, stock based compensation and the related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share is defined as earnings before interest, taxes, depreciation and amortization and before stock compensation and impairment charges (“EBITDA”).  Bridgeline uses Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's business.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting its usefulness as a comparative measure. Because of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

BRIDGELINE SOFTWARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
 (Dollars in thousands, except share and per share data)

	Three Months Ended December 31,
	2009	2008
Reconciliation of GAAP net income to non-GAAP adjusted net income
GAAP net income	$220	$165
Amortization of intangible assets	141	190
Stock based compensation	70	137
Tax effect of non-GAAP adjustments	(15)	—
Non-GAAP adjusted net income	$416	$492

Reconciliation of GAAP earnings per diluted share to non-GAAP adjusted earnings per diluted share
GAAP earnings per diluted share	$.02	$.02
Amortization of intangible assets	.01	.02
Stock based compensation	.01	.01
Tax effect of non-GAAP adjustments	—	—
Non-GAAP adjusted earnings per diluted share	$.04	$.05

Reconciliation of GAAP net income to Adjusted EBITDA
GAAP net income	$220	$165
Taxes	16	—
Interest	6	22
Amortization of intangible assets	141	190
Depreciation	184	197
EBITDA	567	574
Other amortization	51	54
Stock based compensation	70	137
Adjusted EBITDA	$688	$765

Reconciliation of GAAP net earnings per diluted share to Adjusted EBITDA per diluted share
GAAP net earnings per diluted share	$.02	$.02
Taxes	—	—
Interest	—	. —
Amortization of intangible assets	.01	.02
Depreciation	.02	.02
Other amortization	. —	. —
Stock based compensation	.01	.01
Adjusted EBITDA per diluted share	$.06	$.07

BRIDGELINE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
 (Dollars in thousands, except share and per share data)

	Three Months Ended December 31,
	2009	2008
Revenue:
Web application development services	$4,613	$5,548
Managed service hosting	494	563
Subscription and perpetual licenses	372	362
Total revenue	5,479	6,473
Cost of revenue:
Web application development services	2,178	2,641
Managed service hosting services	129	134
Subscription and perpetual licenses	133	123
Total cost of revenue	2,440	2,898
Gross profit	3,039	3,575
Operating expenses:
Sales and marketing	1,250	1,630
General and administrative	1,169	1,042
Research and development	75	351
Depreciation and amortization	303	365
Total operating expenses	2,797	3,388
Income from operations	242	187
Interest income (expense) net	(6)	(22)
Income before income taxes	236	165
Income taxes	16	—
Net income	$220	$165

Net income per share:
Basic	$.02	$.02
Diluted	$.02	$.02
Number of weighted average shares:
Basic	11,182,209	10,767,903
Diluted	11,520,866	10,836,253

BRIDGELINE SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
 (Dollars in thousands, except share and per share data)

ASSETS
	December 31, 2009	September 30, 2009
Current assets:
Cash and cash equivalents	$3,076	$3,060
Accounts receivable and unbilled receivables, net	4,056	3,468
Prepaid expenses and other current assets	365	320
Total current assets	7,497	6,848
Equipment and improvements, net	1,327	1,448
Intangible assets, net	1.349	1,490
Goodwill, net	14,369	13,899
Other assets	834	570
Total assets	$25,376	$24,255

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$767	$714
Accrued liabilities	1,354	1,194
Line of credit	1,350	1,000
Capital lease obligations, current	57	77
Deferred revenue	1,148	890
Total current liabilities	4,676	3,875
Capital lease obligations, net of current portion	56	62
Other long term liabilities	448	414
Total liabilities	5,180	4,351

Commitments and contingencies

Stockholders’ equity:
C Preferred stock — $0.001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock — $0.001 par value; 20,000,000 shares authorized; 11,182,209 and 11,182,209 shares issued and outstanding, respectively	11	11
Additional paid-in capital	35,690	35,620
Accumulated deficit	(15,391)	(15,611)
Accumulated other comprehensive income	(114)	(116)
Total stockholders’ equity	20,196	19,904
Total liabilities and stockholders’ equity	$25,376	$24,255

About Bridgeline Software, Inc.

Bridgeline is a developer of SaaS-based web application management software and award-winning interactive technology solutions that help organizations optimize business processes. The iAPPS Product Suite is an innovative SaaS solution that unifies Content Management, Analytics, eCommerce, and eMarketing capabilities – enabling business users to swiftly enhance and optimize the value of their web properties.

Combined with award-winning application development services by Microsoft Gold Certified development teams, Bridgeline helps customers to cost-effectively maximize the value of their rapidly changing web applications. Bridgeline's teams of developers specialize in web application development, usability engineering, SharePoint development, rich media development, and search engine optimization.

Bridgeline is headquartered near Boston with additional locations in Atlanta, Chicago, Cleveland, Denver, New York, Washington, D.C., and Bangalore, India. Bridgeline currently has over 600 customers ranging from middle market organizations to divisions within Fortune 1,000 companies that include: Healthcore, Sun Chemical, Marriott International, Berkshire Life, PODS, Honeywell, Budget Rental Car, Washington Redskins, Berkshire Bank, National Financial Partners, The William T. Grant Foundation, DTCC, Cadaret, Grant & Co., National Insurance Crime Bureau, the American Academy of Pediatrics, and Shaw Industries (a Berkshire Hathaway company). To learn more about Bridgeline, please visit www.bridgelinesw.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the global financial deterioration on our business, our inability to manage our future growth effectively or profitably, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the performance of our products, our ability to protect our proprietary technology, the security of our software, our ability to maintain our listing on the Nasdaq Capital Market, our dependence on our management team and key personnel, and our ability to hire and retain future key personnel, as well as other risks described in our filings with the Securities and Exchange Commission.  Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

Contact:

Bridgeline Software, Inc.
Ronald M. Levenson
Executive Vice President & CFO
781-497-3015
rlevenson@bridgelinesw.com